UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2008

GUARANTY FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	74-2421034
(State or other jurisdiction of incorporation or organization)	001-33661	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South

Austin, Texas 78746

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (512) 434-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2008, Guaranty Financial Group Inc. (the “Company”) announced the resignation of Kenneth R. Dubuque as the Company’s Chairman of the Board, Chief Executive Officer, and President and as a director of the Company, effective November 18, 2008. The Board of Directors of the Company (the “Board”) has appointed John T. Stuart III, one of the Company’s directors, to serve as the interim Chairman of the Board and interim Chief Executive Officer of the Company, effective November 18, 2008, until a permanent replacement is identified.

John T. Stuart III,age 72, joined the Board in connection with the Company’s separation from Temple-Inland Inc. in December 2007. Mr. Stuart previously served as Vice Chairman of the board of Guaranty Bank from 2002 until his retirement in 2003. Mr. Stuart joined Guaranty Bank in 1990, serving in various capacities, including Senior Executive Vice President and Chief Lending Officer. Prior to joining Guaranty Bank, Mr. Stuart served in various capacities at Republic Bank of Dallas.

Also on November 19, 2008, the Company announced the appointment of Kevin J. Hanigan, the Company’s Senior Executive Vice President and Chief Banking Officer, as the Company’s President and Chief Operating Officer, effective immediately. Mr. Hanigan will continue to serve as the Chief Banking Officer until a replacement has been appointed.

Mr. Hanigan, age 52, has served as the Company’s Senior Executive Vice President and Chief Banking Officer since March 2008 and the Senior Executive Vice President for Retail Bank since April 2007. Mr. Hanigan previously managed the Corporate Banking business for Guaranty Bank from 1999 to 2007.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: November 19, 2008	By:	/s/ Scott A. Almy
Name: Scott A. Almy
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 19, 2008